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EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Chen and Maggie Zhang, jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1934, this Form 10-K has been signed by the following persons in the capacities and on the dates indicated:


    Signature                                               Title                                              Date

  /s/ Jack Chen                             Chief Executive Officer and Director                          March 31, 2010
---------------------
    Jack Chen

 /s/ Maggie Zhang                              Acting Chief Financial Officer                             March 31, 2010
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   Maggie Zhang